Exhibit 10.51

EXECUTION VERSION

AMENDMENT NO. 4
TO
SECOND AMENDED AND RESTATED GUARANTY

This AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED GUARANTY (this “Amendment”), dated as of March 23, 2010, is entered into by and between First Wind Holdings, LLC, a Delaware limited liability company (“FWH”) and HSH Nordbank AG, New York Branch (“HSHN”).

RECITALS

WHEREAS, FWH entered into that certain Second Amended and Restated Guaranty in favor of HSHN, dated as of July 17, 2009 (the “Guaranty Agreement”);

WHEREAS, FWH and HSHN entered into that certain Amendment No. 1 to Second Amended and Restated Guaranty, dated as of November 30, 2009;

WHEREAS, FWH and HSHN entered into that certain Amendment No. 2 to Second Amended and Restated Guaranty, dated as of December 22, 2009;

WHEREAS, FWH and HSHN entered into that certain Amendment No. 3 to Second Amended and Restated Guaranty, dated as of March 2, 2010; and

WHEREAS, FWH and HSHN wish to further amend the Guaranty Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

Section 1.              Definitions.  Capitalized terms used and not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Guaranty Agreement.

Section 2.              Amendment to Guaranty Agreement.  Effective on the date hereof, the Guaranty Agreement is hereby amended as follows:

(a)           The definition of “Permitted Indebtedness” shall be deleted in its entirety and replaced with the following:

“Permitted Indebtedness” shall mean (a) the Indebtedness under the Basic Documents; (b) Outstanding HSH Loans and other Indebtedness permitted under the terms of the Outstanding HSH Loans; (c) “Permitted Indebtedness” (as defined in any FW Credit Facility) and the financing of any Eligible Qualified Project under a FW Credit Facility for which the Corresponding Term Loans (as defined in such FW Credit Facility) have been repaid in full and all excess proceeds of such financing, if any, are distributed to the Guarantor and deposited in accounts subject to the lien of the Security Agreements; (d) the guarantees and the loans entered into prior to the Effective Date as listed on Schedule 5, each of which is subordinated in all respects to the Guaranteed Obligations; (e) any refinancings, replacements, refundings, renewals or extensions of the Indebtedness described in clauses (a) through (d) above and this clause (e); provided, that the amount of such Indebtedness is not increased at the time of such refinancing, replacement, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; (f) trade payables or other similar Indebtedness incurred in the ordinary course of business if paid when due (taking into account any grace periods) and in any event within 90 days after the date of the relevant invoice; (g) intercompany loans between any Project Company or wholly-owned (direct or indirect) subsidiary of the Guarantor and the Guarantor, between the Guarantor and FWA or FWA4, or between wholly-owned (direct or indirect) subsidiaries of the Guarantor; provided, in each case that such loans are unsecured and are subordinated in all respects to the Outstanding HSH Loans pursuant to an intercreditor agreement that is similar in form and in substance to the Intercreditor Agreement; (h) a guarantee by the Guarantor for certain limited indemnification obligations in connection with the Agreement for Purchase of Membership Interests, dated as of January 31, 2008, among UPC New York Wind 2, LLC (n/k/a New York Wind II, LLC), UPC New York Wind 3, LLC (n/k/a New York Wind III, LLC) and Lehman First Wind Holdings LLC (as successor in interest to Lehman Brothers Holdings Inc., a Delaware corporation) in an amount not exceeding $20,000,000; and (i) (x) Indebtedness in respect of capital lease obligations and purchase money obligations and renewals, refinancings and extensions thereof, for fixed or capital assets and (y) customary indemnities in connection with sales by the Guarantor and its Subsidiaries otherwise permitted hereunder, provided that the aggregate amount of all such Indebtedness in clauses i(x)-(y) herein at any one time outstanding shall not exceed $25,000,000 and shall at all times be subordinated to the Guaranteed Obligations on subordination terms substantially similar to those set forth on Schedule 8; (j) Indebtedness of the Guarantor in an aggregate amount not to exceed at any time the positive difference between Minimum Members’ Equity and $600,000,000; provided, that such Indebtedness shall be subordinated by terms substantially similar to those set forth on Schedule 8 by its terms; (k) Indebtedness incurred under the AIMCO Credit Agreement, including without limitation the Undertaking Agreement, dated as of the date hereof, entered into by the Guarantor and Wells Fargo, N.A.; (l) Indebtedness incurred with respect to (1) the transfer of certain letters of credit for the Mars Hill Project and the Steel Winds Project to the related Project Companies or other Affiliates in accordance with the terms of the Holdings Loan Agreement, including without limitation any guarantee by the Guarantor of such letters of credit and (2) the establishment of a corporate letter of credit facility in an amount up to $50,000,000 by the Guarantor or an Affiliate, including without limitation any guarantee by the Guarantor in respect of such letter of credit facility; provided, that such Indebtedness shall be subordinated by terms substantially similar to those set forth on Schedule 9 by its terms; and (m) Indebtedness incurred under Indemnity Agreement, dated as of December 22, 2009, by the Guarantor in respect of certain indemnity obligations arising out of a Government Grant Disallowance Event (as defined in the Financing Agreement, dated as of December 22, 2009, between Stetson Holdings, LLC, BNP Paribas, as Joint Lead Arranger, Administrative Agent, Security Agent and Issuing Bank, and HSH Nordbank, AG, acting through its New York Branch).

(b)           The definition of “Unit Redemption Agreement” shall be deleted in its entirety and replaced with the following:

“Unit Redemption Agreement” shall mean that certain Unit Redemption Agreement, dated as of April 28, 2006, between UPC Wind Partners II and the Guarantor, as amended by the Amendment Agreement to Unit Redemption Agreement, dated as of December 12, 2008, and as further amended by the Amendment Agreement No. 2 to Unit Redemption Agreement, dated as of March 18, 2010.”

(b)           The words “clause (B) of the final proviso” in the definition of “UPC Release Event” shall be deleted and replaced with “clause (x)”.

Section 3.              Legal Effect.  This Amendment shall become effective as of the date hereof.  This Amendment constitutes the entire agreement between the parties hereto with respect to the matters dealt with herein.  All previous documents, undertakings and agreements, whether verbal, written or otherwise, between the parties hereto with respect to the subject matter of the Amendment, are hereby cancelled and superseded and shall not affect or modify any of the terms or obligations set forth in this Amendment.

Section 4.              Miscellaneous.

(a)           Reference to and Effect on the Guaranty Agreement.  Except as expressly set forth herein, the Guaranty Agreement as specifically amended by this Amendment shall remain unchanged and in full force and effect and hereby is ratified and confirmed.  FWH acknowledges that this Amendment does not constitute any commitment to provide any additional loans or other extensions of credit, any future waiver or forbearance, or any additional extensions of time for the repayment of any debt.  In consideration for the commitments contained in the Guaranty Agreement as amended by this Amendment, FWH agrees and covenants that it will not claim that any current or prior action or course of conduct by HSHN with respect to any Events of Default that have occurred or may hereafter occur, constitutes an agreement or obligation to continue such action or course of conduct in the future.  FWH acknowledges that HSHN has not made any commitments, undertakings, waivers or amendments except as expressly set forth in this Amendment.

(b)           Governing Law, Etc.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflict of laws provisions thereof other than Section 5-1401 of the New York General Obligations Law).  FWH hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any state or federal court sitting in the County of New York, State of New York over any suit, action or proceeding arising out of or relating to this Amendment Service of process by HSHN in any such dispute shall be binding on FWH if sent to the FWH by registered or certified mail, at the address specified on the signature page of this Amendment.  FWH agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction.

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

NO CLAIM SHALL BE MADE BY ANY PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(c)           Counterparts and Facsimile or Electronic Mail Execution.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by facsimile or by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by facsimile or by electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

FIRST WIND HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Michael U. Alvarez
Name:
Title:

HSH NORDBANK AG, NEW YORK BRANCH,

By:	/s/ David Watson
	Name:	David Watson
	Title:	Vice President
HSH Nordbank AG, New York Branch

By:	/s/ Michael Pepe
	Name:	Michael Pepe
	Title:	Senior Vice President
HSH Nordbank AG, NY Branch